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                                                                    Exhibit 21.1
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                       SUBSIDIARIES OF GENSIA SICOR INC.


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Subsidiary Corporation                Percentage Owned   State of Incorporation
----------------------                ----------------   ----------------------

Gensia Development Corporation........  100%             Delaware

Gensia Sicor Pharmaceuticals, Inc.....  100%             Delaware

Gensia Automedics, Inc................   19%             Delaware

Metabasis Therapeutics, Inc...........   92%             Delaware

Genchem Pharma Ltd....................  100%             Delaware

Aramed, Inc...........................  100%             Delaware

Rakepoll Holding B.V..................  100%             The Netherlands

SICOR-Societa Italiana
     Corticosteroidi S.p.A............  100%             Italy

Diaspa S.p.A..........................   50%             Italy

Sicor de Mexico, S.A. de C.V..........  100%             Mexico

Lemery, S.A. de C.V...................  100%             Mexico

Inmobiliaria Lemery, S.A. de C.V......  100%             Mexico

Lemery Desarrollo y Control,
 S.A. de C.V..........................  100%             Mexico

Gensia Sicor de Mexico,
S.A. de C.V...........................  100%             Mexico

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